Smartsheet Inc. Announces First Quarter Fiscal Year 2025 Results

•First quarter total revenue grew 20% year over year to $263.0 million
•Annualized recurring revenue grew 19% year over year to $1.056 billion
•First quarter operating cash flow of $50.1 million and free cash flow of $45.7 million, up 47% year over year
•Ended the quarter with cash, cash equivalents, and short-term investments of $669.5 million
•Announced inaugural $150 million share repurchase program

BELLEVUE, Wash. - June 5, 2024 - Smartsheet Inc. (NYSE: SMAR), the enterprise work management platform, today announced financial results for its first fiscal quarter ended April 30, 2024.

“We delivered a strong finish to Q1, making steady progress throughout the quarter,” said Mark Mader, CEO of Smartsheet. “We continue to see significant demand from our enterprise customers and now have 72 customers with annualized recurring revenue over $1 million, an increase of 50% year over year. This will be a pivotal year for Smartsheet. We believe the combination of new product innovations, the upcoming launch of our modern pricing and packaging model, and a reinvigorated go-to-market strategy positions us for long-term, durable growth.”

First Quarter Fiscal 2025 Financial Highlights

•Revenue: Total revenue was $263.0 million, an increase of 20% year over year. Subscription revenue was $249.1 million, an increase of 21% year over year. Professional services revenue was $13.9 million, relatively flat year over year.

•Operating loss: GAAP operating loss was $(11.1) million, or (4)% of total revenue, compared to $(32.1) million, or (15)% of total revenue, in the first quarter of fiscal 2024.

•Non-GAAP operating income: Non-GAAP operating income was $42.1 million, or 16% of total revenue, compared to $22.8 million, or 10% of total revenue, in the first quarter of fiscal 2024.

•Net loss: GAAP net loss was $(8.9) million, compared to $(29.9) million in the first quarter of fiscal 2024. GAAP net loss per share was $(0.06), compared to $(0.23) in the first quarter of fiscal 2024.

•Non-GAAP net income: Non-GAAP net income was $44.4 million, compared to $25.0 million in the first quarter of fiscal 2024. Non-GAAP basic and diluted net income per share was $0.32, compared to non-GAAP basic and diluted net income per share of $0.19 and $0.18, respectively, in the first quarter of fiscal 2024.

•Cash flow: Net operating cash flow was $50.1 million, compared to $34.6 million in the first quarter of fiscal 2024. Free cash flow was $45.7 million, or 17% of total revenue, compared to $31.3 million, or 14% of total revenue, in the first quarter of fiscal 2024.

First Quarter Fiscal 2025 Operational Highlights

•Annualized recurring revenue ("ARR") was $1.056 billion, an increase of 19% year over year
•Average ARR per domain-based customer was $9,906, an increase of 16% year over year
•Dollar-based net retention rate was 114%

•Number of all customers with ARR of $100,000 or more grew to 1,970, an increase of 26% year over year
•Number of all customers with ARR of $50,000 or more grew to 4,028, an increase of 20% year over year
•Number of all customers with ARR of $5,000 or more grew to 19,977, an increase of 8% year over year

First Quarter Fiscal 2025 Business Highlights

•Released Timeline View, which gives customers a new way to visualize and plan their work in Smartsheet
•Released two new workload tracking features, Workload Heatmap and Workload Schedule, allowing managers to better understand who is working on what, identify and address over-allocations, and make informed staffing decisions
•Announced a share repurchase program authorizing the repurchase of up to $150.0 million of the Company’s outstanding Class A common stock
•Signed the Company’s first Japanese distributor agreement with SB C&S to accelerate market expansion for customers in Japan

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Key Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Share Repurchase Program

In April 2024, the Company’s Board of Directors authorized the repurchase of up to $150.0 million of the Company’s outstanding Class A common stock. All repurchases under the program will be made through open market, block trades, and/or privately negotiated trades pursuant to 10b5-1 plans, in compliance with applicable securities laws and other requirements. The program has no minimum purchase commitment and it is authorized to extend over a period of up to 12 months. The timing, manner, price, and amount of the repurchase will be subject to the discretion of the Company’s management. The repurchase program does not obligate the Company to acquire any particular amount of Class A common stock and it may be suspended or discontinued at any time. When shares are repurchased, they will be immediately retired by the Company. We did not make any repurchases under the Share Repurchase Program during the three months ended April 30, 2024.

Financial Outlook

For the second quarter of fiscal year 2025, the Company currently expects:
•Total revenue of $273 million to $275 million, representing year-over-year growth of 16% to 17%
•Non-GAAP operating income of $38 million to $40 million
•Non-GAAP net income per share of $0.28 to $0.29, assuming diluted weighted-average shares outstanding of approximately 141.0 million

For the full fiscal year 2025, the Company currently expects:
•Total revenue of $1,116 million to $1,121 million, representing year-over-year growth of 16% to 17%
•Non-GAAP operating income of $157 million to $167 million

•Non-GAAP net income per share of $1.22 to $1.29, assuming diluted weighted-average shares outstanding of approximately 141.0 million
•ARR year-over-year growth of 14% to 14.5%
•Free cash flow of $220 million

We have not reconciled free cash flow or diluted weighted-average shares outstanding guidance to their most directly comparable GAAP measure due to the uncertainty regarding, and the potential variability of, the related reconciling items. For those reasons, we are also unable to address the probable significance of the unavailable information. Accordingly, a reconciliation for free cash flow and diluted weighted-average shares outstanding guidance is not available without unreasonable effort.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on June 5, 2024. A live webcast and accompanying presentation can be accessed through the events section of the Smartsheet investor relations website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the U.S.). The conference ID is 7672979. A replay of the conference call will be available starting approximately two hours after the conclusion of the live event and will be available for seven days. The dial-in for the replay is (800) 770-2030 or +1 (609) 800-9909 (outside of the U.S.).

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the second fiscal quarter ending July 31, 2024, and the full fiscal year ending January 31, 2025, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating income as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business, as applicable. We define non-GAAP net income as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income.
We define basic non-GAAP net income per share as non-GAAP net income divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business, share repurchases, and potential acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate excess cash beyond what is required for our operations. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Key Business Metrics
Annualized recurring revenue

We define annualized recurring revenue, or ARR, as the annualized recurring value of all active subscription contracts at the end of a reporting period. We exclude the value of non-recurring revenue streams, such as our professional services revenue, that are recognized at a point in time. We use ARR as one of our operating measures to assess the strength of the Company’s subscription services. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Annualizing contracts with terms less than one year results in amounts being included in our ARR calculation that are in excess of the total contract value for those contracts at the end of the reporting period. The value of subscription contracts that are sold through third-party resellers, wherein we do not have visibility into the pricing provided, is based on the list price. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.
Average ARR per domain-based customer

We use average ARR per domain-based customer to measure customer commitment to our platform and sales force productivity. We define average ARR per domain-based customer as total outstanding ARR for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of the 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current period ARR includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

The dollar-based net retention rate is used by us to evaluate the long-term value of our customer relationships and is driven by our ability to retain and expand the subscription revenue generated from our existing customers.

About Smartsheet

Smartsheet (NYSE: SMAR) is the modern enterprise work management platform trusted by millions of people at companies across the globe, including 85% of the 2023 Fortune 500 companies. The category pioneer and market leader, Smartsheet delivers powerful solutions fueling performance and driving the next wave of innovation. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue
Subscription	$249,095	$206,001
Professional services	13,889	13,885
Total revenue	262,984	219,886
Cost of revenue
Subscription	35,772	33,167
Professional services	12,550	12,714
Total cost of revenue	48,322	45,881
Gross profit	214,662	174,005
Operating expenses
Research and development	62,437	56,190
Sales and marketing	125,239	114,952
General and administrative	38,115	34,978
Total operating expenses	225,791	206,120
Loss from operations	(11,129)	(32,115)
Interest income	7,826	5,217
Other income (expense), net	(377)	(536)
Loss before income tax provision	(3,680)	(27,434)
Income tax provision	5,178	2,436
Net loss	$(8,858)	$(29,870)
Net loss per share, basic and diluted	$(0.06)	$(0.23)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	137,428	132,542
Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2024	2023
Cost of subscription revenue	$3,052	$3,459
Cost of professional services revenue	1,738	1,910
Research and development	18,056	17,432
Sales and marketing	16,595	19,054
General and administrative	10,479	9,924
Total share-based compensation expense	$49,920	$51,779

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$333,502	$282,094
Short-term investments	336,015	346,701
Accounts receivable, net of allowances of $5,579 and $6,560, respectively	156,818	238,708
Prepaid expenses and other current assets	83,423	64,366
Total current assets	909,758	931,869
Restricted cash	18	19
Deferred commissions	152,833	148,867
Property and equipment, net	43,533	42,362
Operating lease right-of-use assets	36,882	39,480
Intangible assets, net	25,251	27,960
Goodwill	141,477	141,477
Other long-term assets	5,979	5,445
Total assets	$1,315,731	$1,337,479
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$862	$2,937
Accrued compensation and related benefits	59,288	77,453
Other accrued liabilities	30,552	30,534
Operating lease liabilities, current	15,711	16,040
Finance lease liabilities, current	239	216
Deferred revenue	541,734	568,670
Total current liabilities	648,386	695,850
Operating lease liabilities, non-current	29,692	33,100
Finance lease liabilities, non-current	398	455
Deferred revenue, non-current	2,023	1,785
Other long-term liabilities	424	434
Total liabilities	680,923	731,624
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of April 30, 2024 and January 31, 2024	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 137,665,227 shares issued and outstanding as of April 30, 2024; 500,000,000 shares authorized, 136,884,011 shares issued and outstanding as of January 31, 2024	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of April 30, 2024 and January 31, 2024	—	—
Additional paid-in capital	1,507,602	1,468,805
Accumulated other comprehensive income (loss)	(1,132)	(146)
Accumulated deficit	(871,662)	(862,804)
Total shareholders’ equity	634,808	605,855
Total liabilities and shareholders’ equity	$1,315,731	$1,337,479

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities
Net loss	$(8,858)	$(29,870)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	49,920	51,779
Depreciation and amortization	6,618	6,410
Net amortization of premiums (discounts) on investments	(3,034)	(2,028)
Amortization of deferred commission costs	15,661	11,429
Unrealized foreign currency loss	55	381
Non-cash operating lease costs	2,598	3,155
Other, net	2,106	872
Changes in operating assets and liabilities:
Accounts receivable	80,028	45,746
Prepaid expenses and other current assets	(19,099)	(6,981)
Other long-term assets	(754)	(267)
Accounts payable	(1,939)	(246)
Other accrued liabilities	(89)	1,581
Accrued compensation and related benefits	(22,896)	(20,552)
Deferred commissions	(19,627)	(18,701)
Deferred revenue	(26,898)	(4,452)
Other long-term liabilities	(10)	210
Operating lease liabilities	(3,704)	(3,895)
Net cash provided by operating activities	50,078	34,571
Cash flows from investing activities
Purchases of short-term investments	(112,913)	(62,010)
Maturities of short-term investments	125,647	96,885
Purchases of property and equipment	(613)	(853)
Proceeds from sale of property and equipment	7	16
Capitalized internal-use software development costs	(3,751)	(2,397)
Net cash provided by investing activities	8,377	31,641
Cash flows from financing activities
Proceeds from exercise of stock options	693	532
Taxes paid related to net share settlement of restricted stock units	(13,055)	(621)
Proceeds from contributions to Employee Stock Purchase Plan	5,494	5,783
Principal payments of finance leases	(34)	—
Net cash provided by (used in) financing activities	(6,902)	5,694
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(196)	(108)
Net increase in cash, cash equivalents, and restricted cash	51,357	71,798
Cash, cash equivalents, and restricted cash at beginning of period	282,442	223,757
Cash, cash equivalents, and restricted cash at end of period	$333,799	$295,555

Supplemental disclosures
Cash paid for interest	$11	$—
Cash paid for income tax	984	69
Accrued purchases of property and equipment, including internal-use software	825	503
Share-based compensation expense capitalized in internal-use software development costs	1,212	803

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income and operating margin

	Three Months Ended April 30,
	2024	2023

	(dollars in thousands)
Loss from operations	$(11,129)	$(32,115)
Add:
Share-based compensation expense(1)	50,475	52,200
Amortization of acquisition-related intangible assets(2)	2,707	2,709
Lease restructuring costs(3)	40	6
Non-GAAP operating income	$42,093	$22,800

Operating margin	(4)%	(15)%
Non-GAAP operating margin	16%	10%
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income and per share data

	Three Months Ended April 30,
	2024	2023

	(in thousands, except per share data)
Net loss	$(8,858)	$(29,870)
Add:
Share-based compensation expense(1)	50,475	52,200
Amortization of acquisition-related intangible assets(2)	2,707	2,709
Lease restructuring costs(3)	40	6
Non-GAAP net income	$44,364	$25,045

Non-GAAP net income per share, basic	$0.32	$0.19
Non-GAAP net income per share, diluted	$0.32	$0.18
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended April 30,
	2024	2023

	(in thousands)
Weighted-average shares outstanding; basic	137,428	132,542
Effect of dilutive securities:
Shares subject to outstanding common stock awards	2,682	4,186
Non-GAAP weighted-average shares outstanding; diluted	140,110	136,728

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended April 30,
	2024	2023

	(in thousands)
Net cash provided by operating activities	$50,078	$34,571
Less:
Purchases of property and equipment	(613)	(853)
Capitalized internal-use software development costs	(3,751)	(2,397)
Payments on principal of finance leases	(34)	—
Free cash flow	$45,680	$31,321

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income guidance

	Q2 FY 2025		FY 2025
	Low	High	Low	High

	(in millions)
Loss from operations	$(19.4)	$(17.4)	$(66.8)	$(56.8)
Add:
Share-based compensation expense(1)	52.0	52.0	210.0	210.0
Amortization of acquisition-related intangible assets(2)	2.3	2.3	9.6	9.6
Lease restructuring costs(3)	3.1	3.1	4.2	4.2
Non-GAAP operating income	$38.0	$40.0	$157.0	$167.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income guidance

	Q2 FY 2025		FY 2025
	Low	High	Low	High

	(in millions)
Net loss	$(18.4)	$(16.4)	$(51.8)	$(41.8)
Add:
Share-based compensation expense(1)	52.0	52.0	210.0	210.0
Amortization of acquisition-related intangible assets(2)	2.3	2.3	9.6	9.6
Lease restructuring costs(3)	3.1	3.1	4.2	4.2
Non-GAAP net income	$39.0	$41.0	$172.0	$182.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.
Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Jennifer Henderson
pr@smartsheet.com